(d)(1)(i)

AMENDED SCHEDULE A

with respect to the

INVESTMENT MANAGEMENT AGREEMENT

between

ING VARIABLE PORTFOLIOS, INC.

and

ING INVESTMENTS, LLC

Series	Effective Date	Annual Investment Management Fee (as a percentage of average daily net assets)
ING Australia Index Portfolio	May 7, 2013	0.60%
ING Emerging Markets Index Portfolio	May 7, 2013	0.55%
ING Euro STOXX 50® Index Portfolio	May 7, 2013	0.60%
ING FTSE 100 Index® Portfolio	May 7, 2013	0.60%
ING Global Value Advantage Portfolio (formerly, ING WisdomTreeSM Global High-Yielding Equity Index Portfolio)	May 7, 2013	0.46% on first $500 million 0.43% on next $500 million 0.41% thereafter
ING Hang Seng Index Portfolio	May 7, 2013	0.60% on first $250 million 0.50% on next $250 million 0.45% thereafter
ING Index Plus LargeCap Portfolio	May 7, 2013	0.35%
ING Index Plus MidCap Portfolio	May 7, 2013	0.40%
ING Index Plus SmallCap Portfolio	May 7, 2013	0.40%
ING International Index Portfolio	May 7, 2013	0.38% on first $500 million 0.36% on next $500 million 0.34% thereafter
ING Japan TOPIX Index® Portfolio	May 7, 2013	0.60%

Series	Effective Date	Annual Investment Management Fee (as a percentage of average daily net assets)
ING Russell™ Large Cap Growth Index Portfolio	May 7, 2013	0.45% on first $500 million 0.43% on next $500 million 0.41% thereafter
ING Russell™ Large Cap Index Portfolio	May 7, 2013	0.25% on first $1 billion 0.23% on next $1 billion 0.21% thereafter
ING Russell™ Large Cap Value Index Portfolio	May 7, 2013	0.45% on first $250 million 0.35% on next $250 million 0.30% thereafter
ING Russell™ Mid Cap Growth Index Portfolio	May 7, 2013	0.45% on first $500 million 0.43% on next $500 million 0.41% thereafter
ING Russell™ Mid Cap Index Portfolio	May 7, 2013	0.31% on first $2 billion 0.24% on next $2 billion 0.18% thereafter
ING Russell™ Small Cap Index Portfolio	May 7, 2013	0.33% on first $1 billion 0.31% on next $1 billion 0.29% thereafter
ING Small Company Portfolio	May 7, 2013	0.75%
ING U.S. Bond Index Portfolio	May 7, 2013	0.32% on first $500 million 0.30% on next $500 million 0.28% on next $1 billion 0.26% on next $2 billion 0.24% thereafter

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